UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2026

MANULIFE PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01664	92-3968552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 663-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Manulife Private Credit Fund, a Delaware statutory trust (“MPCF”) held a special meeting of shareholders on September 23, 2026 and submitted the following matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

1.

Shareholders approved the Merger Agreement, dated as of June 22, 2026, by and among John Hancock Comvest Private Income Fund, a Delaware statutory trust (“JHCPIF”), MPCF, John Hancock Comvest Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of JHCPIF, Comvest Credit Managers, LLC, a Delaware limited liability company and investment adviser to JHCPIF and Manulife Investment Management Private Markets (US) LLC, a Delaware limited liability company and investment adviser to MPCF, with JHCPIF continuing as the surviving entity, based on the following votes:

Votes For	Votes Against	Abstain
8,256,379.591	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2026	MANULIFE PRIVATE CREDIT FUND

	By:	/s/ Betsy Anne Seel
	Name:	Betsy Anne Seel
	Title:	Assistant Secretary